Exhibit 99.1
Frontier Communications Accelerates Fiber Build Out
to Reach 10 Million Locations By End of 2025
Reports Second-Quarter 2021 Financial Results
•	Increases 2021 target to extend fiber network to more than 600,000 locations, with approximately 157,000 locations completed in the second quarter
•	Second-quarter revenue of $1.62 billion, Adjusted EBITDA of $633 million, and operating income of $298 million[1]
•	Liquidity of approximately $1.5 billion that will help fund fiber network expansion
•	Company to provide strategy update and review second-quarter results at Investor Day beginning today at 11:00 am ET; webcast available at http://investor.frontier.com

NORWALK, Conn. -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier” or the “Company”) today announced that it has accelerated the extension of its fiber network and has set a new objective to reach 10 million total locations by the end of 2025. Frontier made significant progress toward this objective in the second quarter of 2021, building fiber to approximately 157,000 new locations. Frontier now expects to reach 600,000 new locations in 2021, resulting in approximately 4 million fiber locations passed by the end of the year.
Nick Jeffery, President and Chief Executive Officer of Frontier, said, “The acceleration of our fiber network expansion is clear evidence that Frontier’s transformation is taking hold. Over the past several months, we’ve made real progress in executing our strategy – by adding world-class leadership, introducing a purpose-driven culture, improving the customer experience, and making our operations more efficient and sustainable.
“Demand for high-speed broadband is growing rapidly, and fiber is the best product to meet the needs of consumers and businesses. Frontier is already doing what customers want and cable can’t – delivering symmetrical download and upload speeds with far lower latency than our competition. Early next year, we will start delivering 2 gigabit per second services, further stretching our performance lead to where only fiber can compete. We have hard work ahead of us, but momentum is increasing as we rally the Frontier team around our mission to Build Gigabit America.”
At its virtual investor day to be held today, Frontier will provide an update on the fiber buildout and other priorities resulting from its strategic review. These include:
•	Frontier’s current ability to provide a best-in-class offering featuring symmetrical 1 gigabit per second download and upload speeds

1 Unless otherwise noted, all figures for full year and Q2 2021 include pre-emergence and emergence results.

•	Plans to launch a symmetrical 2 gigabits per second offering in the first quarter of 2022 that will unlock next-generation digital experiences for customers;
•	Plans to deploy fiber to reach 10 million locations by 2025; and
•	A new target of $250 million run rate savings by 2023 from simplifying the Company’s operations and improving the customer experience.

Second-Quarter 2021 Financial Results2
Frontier today also reported its financial results for the second quarter ended June 30, 2021.
Regarding the results, Mr. Jeffery added, “Our second-quarter results reflect continuing momentum in our fiber expansion strategy, with all key fiber metrics in line or above expectations. In particular, we accelerated our fiber build out, continued our customer momentum with another strong quarter of consumer fiber net adds, and reduced our consumer churn. Taken together, it was another strong quarter that positions Frontier well as we head into the second half of the year.”
Frontier reported consolidated revenue for the second quarter of 2021 of $1.62 billion, a 7.9% decline from consolidated revenue reported in the second quarter of 2020, due to declining consumer copper subscribers and wholesale revenue, and the impact of fresh start accounting. Frontier’s overall data and Internet services revenue of $839 million decreased slightly in the second quarter of 2021 primarily due to declining copper subscribers.  Fiber broadband revenue was $268 million, a 13.6% increase over the second quarter of 2020, due to subscriber gains and higher ARPU. Consumer fiber net adds were approximately 12,000 in the quarter, the eighth consecutive quarter of positive consumer fiber net adds, resulting in broadband customer growth of 3.3% relative to the second quarter of 2020.
Second quarter 2021 Operating Income was $298 million. Net Income was $4.58 billion due to approximately $4.2 billion of reorganization gains in the quarter, primarily related to the extinguishment of debt.
•	Adjusted EBITDA was $633 million and Adjusted EBITDA margin was 39.2%, compared to Adjusted EBITDA of $703 million and Adjusted EBITDA Margin of 40.1% in the second quarter of 2020.

2 Prior year comparisons are adjusted for Disposal of Northwest Operations. See Schedule C and Schedule E for a reconciliation of reported results to the results adjusted for the Disposal of Northwest Operations. Adjusted EBITDA and Adjusted EBITDA margin  are non-GAAP measures of performance, See “Non-GAAP Measures” for a description of these measures and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net income/(loss). As part of its emergence from Chapter 11, Frontier adopted fresh start accounting in accordance with ASC 852.  As a result, Frontier’s consolidated financial statements after April 30, 2021 will not be comparable to Frontier’s consolidated financial statements prior to that date.  See Frontier’s Form 8-K filed with the SEC on July 30, 2021, for further details on the impact of fresh start accounting.

•	The $70 million year-over-year decline in Adjusted EBITDA was driven by revenue declines, partially offset by cost savings initiatives, including the emphasis on reducing video content costs.
•	Capital expenditures increased to $385 million in the quarter from $225 million in the second quarter of 2020, as fiber expansion initiatives accelerated.

Consumer Results
•	Consumer revenue was $826 million, a 6.0% decline from the second quarter of 2020, as fiber revenue growth was offset by copper revenue declines and the impact of fresh start accounting.
•	Consumer customer churn was 1.54%, down slightly from 1.63% in the second quarter of 2020.
•	Fiber broadband revenue was $238 million, a 14.4% increase over the second quarter of 2020.
•	Fiber broadband customer net adds were 12,000, an increase over 8,000 net adds in the second quarter of 2020.
•	Fiber broadband customer churn was 1.53%, consistent with churn of 1.52% in the second quarter of 2020.
•	Fiber broadband ARPU was $63.10, a 10.9% increase over the second quarter of 2020, as customers continue to upgrade to faster speeds.

Business and Wholesale Results
•
Business and wholesale revenue was $707 million, a 9.5% decline from the second quarter of 2020, primarily due to proactive strategic repositioning with key business partners to reset pricing in exchange for higher win shares in the future and higher overall expected cash flow stability.

•	Business and wholesale broadband customer churn was 1.5%, a decline from 1.9% in the second quarter of 2020.
•	Fiber broadband revenue, excluding wholesale, was $30 million, a 5.6% increase over the second quarter of 2020.
•	Fiber broadband ARPU was $104.66, a 4.4% increase over the second quarter of 2020.

Capital Structure
Frontier currently has total liquidity of approximately $1.5 billion, including a cash balance of approximately $1 billion and $535 million of available capacity in its revolving credit facility as of June 30, 2021. The Company’s net debt to Adjusted EBITDA ratio is approximately of 2.2x. Frontier has no long-term debt maturities prior to 2027.

2021 Outlook
Frontier today updated its operational and financial guidance expectations for 2021, primarily in connection with the acceleration of its fiber build. As part of its emergence from Chapter 11, Frontier has adopted fresh start accounting in accordance with ASC 852. Additional details on the impact of fresh start accounting were detailed in an 8-K filed with the SEC on July 30, 2021.
Frontier’s guidance for the full year 2021 is as follows:
•	Adjusted EBITDA of $2.4-$2.5 billion, consistent with previous guidance, despite a negative non-cash impact of approximately $50 million resulting from fresh start accounting adjustments
•	Cash capital expenditures of approximately $1.8 billion, higher than previous guidance primarily related to the Company’s accelerated fiber build plans in 2021 and 2022
•	Fiber build to at least 600,000 locations in 2021, up from previous guidance of 495,000 locations in 2021
•	Cash taxes of approximately $50 million, consistent with previous guidance
•	Cash interest payments of approximately $365 million, consistent with previous guidance
•	Cash pension and OPEB of approximately $70 million (net of capitalization), down from previous guidance of $120 million

Investor Day
Frontier is hosting a virtual investor day on Thursday, Aug. 5 at 11:00 a.m. EDT. The event will include an update on Frontier’s strategic review, including its fiber expansion plan, operational initiatives, and enhanced investor reporting package. Frontier will also discuss its second-quarter financial results as part of the investor day. A Q&A session will follow the formal presentation.
Presenters at the investor day will include John Stratton, Executive Chairman of the Board of Directors; Nick Jeffery, President and Chief Executive Officer; Scott Beasley, Chief Financial Officer; Veronica Bloodworth, Chief Network Officer; and Spencer Kurn, Senior Vice President of Investor Relations.
The investor day webcast and presentation materials will be accessible through Frontier’s Investor Relations website at https://investor.frontier.com and will remain archived at this location.
About Frontier Communications
Frontier Communications offers a variety of services to residential and business customers over its fiber-optic and copper networks in 25 states, including video, high-speed Internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Non-GAAP Financial Measures
Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and leverage ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.
EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, reorganization items, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.
Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels. The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This release contains “forward-looking statements” related to future events. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, our future operating and financial performance, our ability to comply with the covenants in the agreements governing our indebtedness and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; our ability to successfully implement strategic initiatives, including our fiber buildout and other initiatives to enhance revenue and realize productivity improvements; competition from cable, wireless and wireline carriers, satellite, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all;  the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies; our ability to meet our CAF II and RDOF obligations and the risk of penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the likelihood that our historical financial information may no longer be indicative of our future performance and our implementation of fresh start accounting; adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing and working remotely, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us, and stress on our supply chain; risks associated with our emergence from the Chapter 11 Cases, including, but not limited to, the continuing effects of the Chapter 11 Cases on us and our relationships with our suppliers, customers, service providers or employees and changes in the composition of our board of directors and senior management;  volatility in the trading price of our common stock, which has a limited trading history; substantial market overhang from the common stock issued in the Chapter 11 reorganization; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our Company; and certain other factors set forth in our other filings with the SEC.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q.  These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements.  We do not intend, nor do we undertake any duty, to update any forward-looking statements.

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial results for Combined Frontier
Note: The following results are reported separately for the month ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three months ended June 30, 2021.
	For the two months ended	For the one month ended	For the three months ended
	June 30, 2021	April 30, 2021	June 30, 2021		March 31, 2021	June 30, 2020
($ in millions and shares in thousands, except per share amounts)	(Successor)	(Predecessor)	(Non-GAAP Combined)		(Predecessor)	(Predecessor)

Statement of Operations Data
Revenue	$1,061	$555		$1,616	$1,676	$1,801
Operating expenses:
Network access expenses	127	66		193	198	255
Network related expenses	269	144		413	422	430
Selling, general and administrative expenses	269	129		398	408	407
Depreciation and amortization	179	119		298	387	397
Loss on disposal of Northwest Operations	-	-		-	-	136
Restructuring costs and other charges	11	5		16	2	36
Total operating expenses	855	463		1,318	1,417	1,661

Operating income	206	92		298	259	140

Investment and other income (loss), net	(2)	(1)		(3)	2	(20)
Pension settlement costs	-	-		-	-	(56)
Reorganization items, net	-	4,196		4,196	(25)	(142)
Interest expense	(62)	(29)		(91)	(89)	(160)
Income (loss) before income taxes	142	4,258		4,400	147	(238)
Income tax expense (benefit)	43	(223)		(180)	87	(57)
Net income (loss)	99	4,481		4,580	60	(181)

Weighted average shares outstanding - basic	244,401	104,662		188,516	104,556	104,525
Weighted average shares outstanding - diluted	244,401	105,002		188,516	104,896	104,525

Basic and diluted net earnings (loss) per common share	$0.41	$42.81	$	NM	$0.57	$(1.73)
Diluted net earnings (loss) per common share	$0.41	$42.68	$	NM	$0.57	$(1.73)

Other Financial Data:
Capital expenditures	$269	$116		$385	$384	$225

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP financial results for Combined Frontier
Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the six months ended June 30, 2021.
	For the two months ended	For the four months ended	For the six months ended
	June 30, 2021	April 30, 2021	June 30, 2021		June 30, 2020
($ in millions and shares in thousands, except per share amounts)	(Successor)	(Predecessor)	(Non-GAAP Combined)		(Predecessor)

Statement of Operations Data
Revenue	$1,061	$2,231		$3,292	$3,734
Operating expenses:
Network access expenses	127	264		391	541
Network related expenses	269	566		835	874
Selling, general and administrative expenses	269	537		806	851
Depreciation and amortization	179	506		685	812
Loss on disposal of Northwest Operations	-	-		-	160
Restructuring costs and other charges	11	7		18	84
Total operating expenses	855	1,880		2,735	3,322

Operating income	206	351		557	412

Investment and other income (loss), net	(2)	1		(1)	(15)
Pension settlement costs	-	-		-	(159)
Reorganization items, net	-	4,171		4,171	(142)
Interest expense	(62)	(118)		(180)	(543)
Income (loss) before income taxes	142	4,405		4,547	(447)
Income tax expense (benefit)	43	(136)		(93)	(80)
Net income (loss)	99	4,541		4,640	(367)

Weighted average shares outstanding - basic	244,401	104,584		156,996	104,437
Weighted average shares outstanding - diluted	244,401	104,924		156,996	104,437

Basic net earnings (loss) per common share	$0.41	$43.42	$	NM	$(3.51)
Diluted net earnings (loss) per common share	$0.41	$43.28	$	NM	$(3.51)

Other Financial Data:
Capital expenditures	$269	$500		$769	$511

NM - Not meaningful

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties
Note: The following results are reported separately for the one and four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and six months ended June 30, 2021. Additionally, the following financial information presents disaggregation of revenue for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule C for a reconciliation to the Total Company Results.
	For the two months ended	For the one month ended	For the three months ended
	June 30, 2021	April 30, 2021	June 30, 2021	March 31, 2021	June 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)	(Predecessor)

Selected Statement of Operations Data
Revenue:
Data and Internet services	$556	$283	$839	$842	$849
Voice services	283	160	443	487	509
Video services	105	54	159	169	197
Other	62	30	92	95	105
Revenue from contracts with customers	1,006	527	1,533	1,593	1,660
Subsidy and other revenue	55	28	83	83	94
Total revenue	$1,061	$555	$1,616	$1,676	$1,754

Other Financial Data
Revenue:
Consumer (1)	$543	$283	$826	$850	$879
Business and Wholesale (1)	463	244	707	743	781
Revenue from contracts with customers	1,006	527	1,533	1,593	1,660
Subsidy and other revenue	55	28	83	83	94
Total revenue	$1,061	$555	$1,616	$1,676	$1,754

	For the two months ended	For the four months ended	For the six months ended
	June 30, 2021	April 30, 2021	June 30, 2021	June 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$556	$1,125	$1,681	$1,704
Voice services	283	647	930	1,038
Video services	105	223	328	409
Other	62	125	187	213
Revenue from contracts with customers	1,006	2,120	3,126	3,364
Subsidy and other revenue	55	111	166	178
Total revenue	$1,061	$2,231	$3,292	$3,542

Other Financial Data
Revenue:
Consumer (1)	$543	$1,133	$1,676	$1,779
Business and Wholesale (1)	463	987	1,450	1,585
Revenue from contracts with customers	1,006	2,120	3,126	3,364
Subsidy and other revenue	55	111	166	178
Total revenue	$1,061	$2,231	$3,292	$3,542

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties
Note: The following table presents operating metrics for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule D for a reconciliation to the Total Company Results.
	As of and for the three months ended			As of and for the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Consumer customer metrics (2)
Customers (in thousands)	3,196	3,234	3,342	3,196	3,342
Net customer additions (losses)	(38)	(30)	(32)	(68)	(71)
Average monthly consumer revenue per customer	$85.65	$87.16	$87.22	$86.34	$87.87
Customer monthly churn	1.54%	1.45%	1.63%	1.49%	1.74%

Broadband customer metrics (1) (2)
Broadband customers (in thousands)	2,798	2,820	2,881	2,798	2,881
Net customer additions (losses)	(22)	(14)	(18)	(36)	(38)

Employees	16,005	16,201	16,420	16,005	16,420

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(2) Excludes wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data
	(Unaudited) Successor	Predecessor
($ in millions)	June 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$993	$1,829
Accounts receivable, net	504	553
Other current assets	128	272
Total current assets	1,625	2,654

Property, plant and equipment, net	8,686	12,931
Other assets	4,791	1,210
Total assets	$15,102	$16,795

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Long-term debt due within one year	$15	$5,781
Accounts payable and other current liabilities	1,376	1,359
Total current liabilities	1,391	7,140

Deferred income taxes and other liabilities	2,456	2,990
Liabilities subject to compromise	-	11,565
Long-term debt	7,007	-
Equity (deficit)	4,248	(4,900)
Total liabilities and equity (deficit)	$15,102	$16,795

As of June 30, 2021
Leverage Ratio
Numerator:
Long-term debt due within one year	$15
Long-term debt	7,007
Total debt	$7,022
Less: Cash and cash equivalents	(993)
Net debt	$6,029

Denominator:
Adjusted EBITDA - last 4 quarters	$2,686

Net Leverage Ratio	2.2x

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier
Note: The following results are reported separately for the month ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the six months ended June 30, 2021.
	For the two months ended	For the one month ended	For the three months ended
	June 30, 2021	April 30, 2021	June 30, 2021	June 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income (loss)	$99	$4,481	$4,580	$(181)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	179	119	298	397
Pension settlement costs	-	-	-	56
Stock-based compensation	-	-	-	1
Amortization of deferred financing costs	-	-	-	3
Non-cash reorganization items, net	-	(5,467)	(5,467)	85
Other adjustments	(5)	-	(5)	1
Deferred income taxes	37	(232)	(195)	(62)
Loss on disposal of Northwest Operations	-	-	-	136
Change in accounts receivable	12	2	14	(6)
Change in accounts payable and other liabilities	51	(216)	(165)	168
Change in prepaid expenses, income taxes, and other assets	7	(6)	1	(125)
Net cash provided from (used by) operating activities	380	(1,319)	(939)	473

Cash flows provided from (used by) investing activities:
Capital expenditures	(269)	(116)	(385)	(225)
Proceeds from sale of Northwest Operations	-	-	-	1,131
Proceeds on sale of assets	-	7	7	3
Other	-	(1)	(1)	1
Net cash provided from (used by) investing activities	(269)	(110)	(379)	910

Cash flows used by financing activities:
Long-term debt payments	(4)	(1)	(5)	-
Proceeds from long-term debt borrowings	-	225	225	-
Financing costs paid	-	(4)	(4)	(19)
Finance lease obligation payments	(4)	(2)	(6)	(5)
Other	1	(14)	(13)	-
Net cash provided from (used by) financing activities	(7)	204	197	(24)

Increase (decrease) in cash, cash equivalents, and restricted cash	104	(1,225)	(1,121)	1,359
Cash, cash equivalents, and restricted cash at the beginning of the period	940	2,165	2,165	991
Cash, cash equivalents, and restricted cash at the end of the period	$1,044	$940	$1,044	$2,350
Supplemental cash flow information:
Cash paid during the period for:
Interest	$84	$44	$128	$264
Income tax payments, net	$24	$9	$33	$-
Reorganization items, net	$-	$1,341	$1,341	$34

Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier
Note: The following results are reported separately for the four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the six months ended June 30, 2021.
	For the two months ended	For the four months ended	For the six months ended
	June 30, 2021	April 30, 2021	June 30, 2021	June 30, 2020
($ in millions)	(Successor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Cash flows provided from (used by) operating activities:
Net income (loss)	$99	$4,541	$4,640	$(367)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	179	506	685	812
Pension settlement costs	-	-	-	159
Stock-based compensation	-	(1)	(1)	2
Amortization of deferred financing costs	-	-	-	11
Non-cash reorganization items, net	-	(5,467)	(5,467)	85
Other adjustments	(5)	1	(4)	2
Deferred income taxes	37	(148)	(111)	(92)
Loss on disposal of Northwest Operations	-	-	-	160
Change in accounts receivable	12	36	48	23
Change in accounts payable and other liabilities	51	(168)	(117)	278
Change in prepaid expenses, income taxes, and other assets	7	46	53	(123)
Net cash provided from (used by) operating activities	380	(654)	(274)	950

Cash flows provided from (used by) investing activities:
Capital expenditures	(269)	(500)	(769)	(511)
Proceeds from sale of Northwest Operations	-	-	-	1,131
Proceeds on sale of assets	-	9	9	5
Other	-	1	1	3
Net cash provided from (used by) investing activities	(269)	(490)	(759)	628

Cash flows used by financing activities:
Long-term debt payments	(4)	(1)	(5)	(5)
Proceeds from long-term debt borrowings	-	225	225	-
Financing costs paid	-	(4)	(4)	(19)
Finance lease obligation payments	(4)	(7)	(11)	(13)
Other	1	(16)	(15)	-
Net cash provided from (used by) financing activities	(7)	197	190	(37)
Increase (decrease) in cash, cash equivalents, and restricted cash	104	(947)	(843)	1,541
Cash, cash equivalents, and restricted cash at the beginning of the period	940	1,887	1,887	809
Cash, cash equivalents, and restricted cash at the end of the period	$1,044	$940	$1,044	$2,350
Supplemental cash flow information:
Cash paid during the period for:
Interest	$84	$84	$168	$427
Income tax payments, net	$24	$9	$33	$1
Reorganization items, net	$-	$1,397	$1,397	$34

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data for Non-GAAP Combined Frontier and for Remaining Properties
Reconciliation of Non-GAAP Financial Measures
Note: The following results are reported separately for the one and four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for thethree and six months ended June 30, 2021.
	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
($ in millions)	(Non-GAAP Combined)	(Predecessor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Net income (loss)	$4,580	$60	$(210)	$4,640	$(493)
Add back (subtract):
Income tax expense (benefit)	(180)	87	(57)	(93)	(80)
Interest expense	91	89	160	180	543
Investment and other (income) loss, net	3	(2)	20	1	15
Pension settlement costs	-	-	56	-	159
Reorganization items, net	(4,196)	25	142	(4,171)	142
Operating income	298	259	111	557	286
Depreciation and amortization	298	387	397	685	812
EBITDA	$596	$646	$508	$1,242	$1,098

Add back:
Pension/OPEB expense	21	23	23	44	46
Restructuring costs and other charges	16	2	36	18	84
Stock-based compensation	-	(1)	1	(1)	2
Storm-related insurance proceeds	-	-	(1)	-	(1)
Loss on disposal of Northwest Operations	-	-	136	-	160
Adjusted EBITDA	$633	$670	$703	$1,303	$1,389

EBITDA margin	36.9%	38.5%	29.0%	37.7%	31.0%
Adjusted EBITDA margin	39.2%	40.0%	40.1%	39.6%	39.2%

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties
Note: The following results include activity for the one and four months ended April 30, 2021 (our Predecessor period prior to emergence) and for the two months ended June 30, 2021 (our Successor period).  While the basis of accounting for the Predecessor and Successor are different as a result of the application of fresh start accounting, we have calculated combined Non-GAAP results for the three and six months ended June 30, 2021. The following table presents Non-GAAP measures for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the consolidated Company’s results. See Schedule F for a reconciliation to the Total Company results.
	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
($ in millions)	(Non-GAAP Combined)	(Predecessor)	(Predecessor)	(Non-GAAP Combined)	(Predecessor)

Adjusted Operating Expenses

Total operating expenses	$1,318	$1,417	$1,643	$2,735	$3,256

Subtract:
Depreciation and amortization	298	387	397	685	812
Loss on disposal of Northwest Operations	-	-	136	-	160
Pension/OPEB expense	21	23	23	44	46
Restructuring costs and other charges	16	2	36	18	84
Stock-based compensation	-	(1)	1	(1)	2
Storm-related insurance proceeds	-	-	(1)	-	(1)
Adjusted operating expenses	$983	$1,006	$1,051	$1,989	$2,153

SCHEDULE C
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier
	For the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Data and Internet services	$839	$842	$874	$25	$849
Voice services	443	487	523	14	509
Video services	159	169	200	3	197
Other	92	95	108	3	105
Revenue from contracts with customers	1,533	1,593	1,705	45	1,660
Subsidy revenue	83	83	96	2	94
Revenue	1,616	1,676	1,801	47	1,754

Operating expenses (2):
Network access expenses	193	198	255	4	251
Network related expenses	413	422	430	7	423
Selling, general and administrative expenses	398	408	407	7	400
Depreciation and amortization	298	387	397	-	397
Loss on disposal of Northwest Operations	-	-	136	-	136
Restructuring costs and other charges	16	2	36	-	36
Total operating expenses	1,318	1,417	1,661	18	1,643

Operating income	298	259	140	29	111

Consumer (3)	$826	$850	$904	$25	$879
Business and wholesale (3)	707	743	801	20	781
Revenue from contracts with customers	1,533	1,593	1,705	45	1,660
Subsidy revenue	83	83	96	2	94
Total revenue	$1,616	$1,676	$1,801	$47	$1,754

	For the six months ended
	June 30, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Data and Internet services	$1,681	$1,806	$102	$1,704
Voice services	930	1,095	57	1,038
Video services	328	422	13	409
Other	187	225	12	213
Revenue from contracts with customers	3,126	3,548	184	3,364
Subsidy revenue	166	186	8	178
Revenue	3,292	3,734	192	3,542

Operating expenses (2):
Network access expenses	391	541	14	527
Network related expenses	835	874	26	848
Selling, general and administrative expenses	806	851	26	825
Depreciation and amortization	685	812	-	812
Loss on disposal of Northwest Operations	-	160	-	160
Restructuring costs and other charges	18	84	-	84
Total operating expenses	2,735	3,322	66	3,256

Operating income	557	412	126	286

Consumer (3)	$1,676	$1,881	$102	$1,779
Business and wholesale (3)	1,450	1,667	82	1,585
Revenue from contracts with customers	3,126	3,548	184	3,364
Subsidy revenue	166	186	8	178
Total revenue	$3,292	$3,734	$192	$3,542

(1) Amounts represent the financial results of our Northwest Operations for the three and six months ended June 30, 2020.
(2) Operating expenses for Northwest Operations do not include allocated expenses which are included in operating expenses for our Remaining Properties.
(3) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE D
Frontier Communications Parent, Inc.
Unaudited Operating Data for Remaining Properties
	As of and for the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,196	3,234	3,342	-	3,342
Net customer additions (losses)	(38)	(30)	(362)	(330)	(32)
Average monthly consumer revenue per customer	$85.65	$87.16	$85.53	$76.74	$87.22
Customer monthly churn	1.54%	1.45%	1.63%	1.51%	1.63%

Broadband customer metrics (1)
Broadband customers (in thousands)	2,798	2,820	N/A	N/A	2,881
Net customer additions (losses)	(22)	(14)	N/A	N/A	(18)

Employees	16,005	16,201	16,420	-	16,420

	As of and for the six months ended
	June 30, 2021	June 30, 2020
	Consolidated Frontier	Consolidated Frontier	Northwest Ops	Remaining Properties

Consumer customer metrics (1)
Customers (in thousands)	3,196	3,342	-	3,342
Net customer additions (losses)	(68)	(406)	(335)	(71)
Average monthly consumer revenue per customer	$86.34	$87.21	$76.74	$87.87
Customer monthly churn	1.49%	1.72%	1.51%	1.74%

Broadband customer metrics (1)
Broadband customer (in thousands)	2,798	N/A	N/A	2,881
Net customer additions (losses)	(36)	N/A	N/A	(38)

(1) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.

SCHEDULE E
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier
	For the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Net income (loss)	$4,580	$60	$(181)	$29	$(210)
Add back (subtract):
Income tax expense (benefit)	(180)	87	(57)	-	(57)
Interest expense	91	89	160	-	160
Investment and other loss, net	3	(2)	20	-	20
Pension settlement costs	-	-	56	-	56
Reorganization items, net	(4,196)	25	142	-	142
Operating income	298	259	140	29	111

Depreciation and amortization	298	387	397	-	397
EBITDA	596	646	537	29	508

Add back:
Pension/OPEB expense	21	23	23	-	23
Restructuring costs and other charges	16	2	36	-	36
Stock-based compensation expense	-	(1)	1	-	1
Storm-related insurance proceeds	-	-	(1)	-	(1)
Loss on disposal of Northwest Operations	-	-	136	-	136
Adjusted EBITDA	$633	$670	$732	$29	$703
EBITDA margin	36.9%	38.5%	29.8%	61.7%	29.0%
Adjusted EBITDA margin	39.2%	40.0%	40.6%	61.7%	40.1%

Free Cash Flow
Net cash provided from (used by) operating activities	$(939)	$665	$473	N/A	N/A
Capital expenditures	(385)	(384)	(225)	N/A	N/A
Operating free cash flow	$(1,324)	$281	$248	N/A	N/A

	For the six months ended
	June 30, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (1)	Remaining Properties

Net income (loss)	$4,640	$(367)	$126	$(493)
Add back (subtract):
Income tax benefit	(93)	(80)	-	(80)
Interest expense	180	543	-	543
Investment and other loss (income), net	1	15	-	15
Pension settlement costs	-	159	-	159
Loss on extinguishment of debt	-	-	-	-
Reorganization items, net	(4,171)	142	-	142
Operating income	557	412	126	286

Depreciation and amortization	685	812	-	812
EBITDA	1,242	1,224	126	1,098

Add back:
Pension/OPEB expense	44	46	-	46
Restructuring costs and other charges	18	84	-	84
Stock-based compensation	(1)	2	-	2
Storm-related insurance proceeds	-	(1)	-	(1)
Loss on disposal of Northwest Operations	-	160	-	160
Adjusted EBITDA	$1,303	$1,515	$126	$1,389

EBITDA margin	37.7%	32.8%	65.6%	31.0%
Adjusted EBITDA margin	39.6%	40.6%	65.6%	39.2%

Free Cash Flow
Net cash provided from (used by) operating activities	$(274)	$950	N/A	N/A
Capital expenditures	(769)	(511)	N/A	N/A
Operating free cash flow	$(1,043)	$439	N/A	N/A

(1) Amounts represent the financial results of our Northwest Operations for the three and six months ended June 30, 2020. Net loss does not include the impact of income taxes and interest expense.

SCHEDULE F
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier
	For the three months ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Consolidated Frontier	Northwest Ops (2)	Remaining Properties

Adjusted Operating Expenses

Total operating expenses (1)	$1,318	$1,417	$1,661	$18	$1,643

Subtract:
Depreciation and amortization	298	387	397	-	397
Loss on disposal of Northwest Operations	-	-	136	-	136
Pension/OPEB expense	21	23	23	-	23
Restructuring costs and other charges	16	2	36	-	36
Stock-based compensation	-	(1)	1	-	1
Storm-related insurance proceeds	-	-	(1)	-	(1)
Adjusted operating expenses	$983	$1,006	$1,069	$18	$1,051

	For the six months ended
	June 30, 2021	June 30, 2020
	(Non-GAAP Combined)	(Predecessor)

($ in millions)	Consolidated Frontier	Consolidated Frontier	Northwest Ops (2)	Remaining Properties

Adjusted Operating Expenses

Total operating expenses (1)	$2,735	$3,322	$66	$3,256

Subtract:
Depreciation and amortization	685	812	-	812
Loss on disposal of Northwest Operations	-	160	-	160
Pension/OPEB expense	44	46	-	46
Restructuring costs and other charges	18	84	-	84
Stock-based compensation expense	(1)	2	-	2
Storm-related insurance proceeds	-	(1)	-	(1)
Adjusted operating expenses	$1,989	$2,219	$66	$2,153

(1) Amounts represent the financial results of our Northwest Operations for the six months ended June 30, 2020.
(2) Operating expenses for Northwest Operations do not include allocated expenses which are included in operating expenses for our Remaining Properties.

Schedule G
Frontier Communications Corporation
Selected Financial and Operating Data for Remaining Properties, Excluding Northwest Operations
(Unaudited)
		As of or for the Quarter Ended
		03/31/19	06/30/19	09/30/19	12/30/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21	06/30/21
Broadband Revenue	($ in millions)
Total Company	Fiber	N/A	N/A	N/A	N/A	N/A	N/A	$240	$250	$256	$268
	Copper	N/A	N/A	N/A	N/A	N/A	N/A	211	209	207	207
	Total	N/A	N/A	N/A	N/A	N/A	N/A	$451	$459	$463	$475

Estimated Fiber Passings (in millions) (2)
Base Fiber Passings		N/A	N/A	N/A	N/A	3.2	3.2	3.2	3.2	3.2	3.2
Total Fiber Passings		N/A	N/A	N/A	N/A	3.2	3.2	3.3	3.3	3.4	3.6

Estimated Broadband Fiber % Penetration (2)
Base Fiber Penetration		N/A	N/A	N/A	N/A	40.7%	40.8%	41.0%	41.2%	41.3%	41.2%
Total Fiber Penetration		N/A	N/A	N/A	N/A	40.6%	40.7%	40.8%	40.3%	39.5%	38.1%

Broadband Customers, end of period (in thousands) (2)
Consumer	Fiber	1,211	1,201	1,201	1,205	1,215	1,223	1,229	1,238	1,251	1,263
	Copper	1,565	1,523	1,475	1,442	1,419	1,401	1,381	1,349	1,327	1,297
	Total	2,776	2,724	2,676	2,647	2,634	2,624	2,610	2,587	2,578	2,560

Business (1)	Fiber	96	96	95	95	94	93	94	95	95	95
	Copper	196	189	183	177	170	164	157	152	147	143
	Total	292	285	278	272	264	257	251	247	242	238

Broadband Net Adds (in thousands) (2)
Consumer	Fiber	(7)	(10)	-	4	10	8	6	9	13	12
	Copper	(19)	(42)	(48)	(33)	(23)	(18)	(20)	(32)	(22)	(30)
	Total	(26)	(52)	(48)	(29)	(13)	(10)	(14)	(23)	(9)	(18)

Business (1)	Fiber	-	-	(1)	-	(1)	(1)	1	1	-	-
	Copper	(7)	(7)	(6)	(6)	(7)	(6)	(7)	(5)	(5)	(4)
	Total	(7)	(7)	(7)	(6)	(8)	(7)	(6)	(4)	(5)	(4)

Broadband Churn (2)
Consumer	Fiber	2.73%	2.76%	2.64%	2.21%	1.94%	1.52%	1.80%	1.56%	1.41%	1.53%
	Copper	2.38%	2.63%	2.90%	2.53%	2.36%	2.03%	2.11%	1.96%	1.62%	1.67%
	Total	2.53%	2.69%	2.79%	2.38%	2.17%	1.79%	1.97%	1.77%	1.52%	1.60%

Business (1)	Fiber	2.33%	2.38%	2.43%	2.15%	2.25%	1.99%	1.62%	1.43%	1.32%	1.22%
	Copper	2.25%	2.20%	2.28%	2.18%	2.16%	1.90%	2.03%	1.78%	1.72%	1.69%
	Total	2.28%	2.26%	2.33%	2.17%	2.19%	1.93%	1.88%	1.65%	1.57%	1.50%

Broadband ARPU (2) (3)
Consumer	Fiber	$57.66	$56.62	$56.37	$56.69	$56.80	$56.92	$57.58	$59.72	$60.73	$63.10
	Copper	39.53	40.18	40.75	40.97	41.15	41.93	42.16	42.61	43.23	44.80
	Total	$47.42	$47.38	$47.69	$48.08	$48.33	$48.88	$49.38	$50.73	$51.66	$53.75

Business (1)	Fiber	$98.16	$100.89	$100.47	$99.58	$100.30	$100.27	$100.85	$101.56	$101.34	$104.66
	Copper	61.95	64.07	63.53	64.09	65.21	64.74	64.92	66.12	65.74	64.20
	Total	$73.70	$76.27	$76.02	$76.34	$77.60	$77.53	$78.11	$79.50	$79.52	$80.20

		For the six months ended
		June 30, 2021	June 30, 2020
Broadband Revenue
Total Company	Fiber	$524	N/A
	Copper	414	N/A
	Total	$938	N/A

Broadband Churn (2)
Consumer	Fiber	1.47%	1.73%
	Copper	1.65%	2.20%
	Total	1.56%	1.98%

Business (1)	Fiber	1.27%	2.12%
	Copper	1.70%	2.03%
	Total	1.53%	2.06%

Broadband ARPU (2) (3)
Consumer	Fiber	$61.88	$56.89
	Copper	43.98	41.55
	Total	$52.67	$48.62

Business (1)	Fiber	$102.92	$100.35
	Copper	64.97	65.00
	Total	$79.84	$77.60

(1) Business customers include our small, medium business and larger enterprise (SME) customers. Wholesale customers are excluded.
(2) Due to changes in methodology during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.
(3) Due to changes in classification of equipment revenue from other revenue to broadband revenue during the second quarter of 2021, historical periods have been updated to reflect the comparable amounts.